                         AAR CORP. AMENDED AND RESTATED
                    SUPPLEMENTAL KEY EMPLOYEE RETIREMENT PLAN

         WHEREAS, the AAR CORP. Supplemental Key Employee Retirement Plan ("SKERP") was adopted effective June 1, 1994, for the Executive Officers, and other designated officers and key employees, of AAR CORP. and its Affiliated Companies who participate in the qualified retirement plans from time to time established and maintained by AAR CORP. The purpose of the Plan is to ensure that the retirement benefits provided to Executive Officers and certain other officers and key employees enhance the overall effectiveness of the AAR CORP. executive compensation program and attract, retain and motivate such individuals.

         WHEREAS, the Company amended the Plan on June 1, 1995, January 1, 1996 and June 1, 1996; and

         WHEREAS, the Company now desires to further amend the Plan in certain respects and to restate the Plan in its entirety for administrative convenience;

         NOW, THEREFORE, the AAR CORP. Supplemental Key Employee Retirement Plan is hereby amended and restated, effective April 11, 2000, as set forth below:

                                    ARTICLE I
                                   DEFINITIONS

         Wherever used herein the following terms shall have the meanings hereinafter set forth:

         1.1. "Affiliated Company" means a business entity, or predecessor of such entity, if any, which controls, or is under common control with, the Company.

         1.2.     "Board" means the Board of Directors of the Company.

         1.3. "Code" means the Internal Revenue Code of 1986, as amended from time to time, and any regulations relating thereto.

         1.4. "Committee" means the Retirement Committee responsible for the administration of the Qualified Retirement Plan.

         1.5. "Company" means AAR CORP., a Delaware corporation, or, to the extent provided in Section 8.10 below, any successor corporation or other entity resulting from a merger or consolidation into or with the Company or a transfer or sale of substantially all of the assets of the Company.

         1.5.1.   "Change in Control" means the earliest of:

                  (a) any person (as such term is used in Section 13(d) of the Securities Exchange Act of 1934, as amended ("Exchange Act")), has acquired (other than directly from the Company) beneficial ownership (as that term is defined in Rule 13d-3 under the Exchange Act), of more than 20% of the outstanding capital stock of the Company entitled to vote for the election of directors;

                  (b) the effective time of (i) a merger or consolidation or other business combination of the Company with one or more other corporations as a result of which the holders of the outstanding voting stock of the Company immediately prior to such business combination hold less than 60% of the voting stock of the surviving or resulting corporation, or (ii) a transfer of substantially all of the assets of the Company other than to an entity of which the Company owns at least 80% of the voting stock; or

                  (c) the election, over any period of time, to the Board of Directors of the Company without the recommendation or approval of the incumbent Board of Directors of the Company, of the lesser of (i) three directors, or (ii) directors constituting a majority of the number of directors of the Company then in office.

         1.6. "Executive Officer" means each of (a) the President and Chief Executive Officer and (b) the Vice President, General Counsel and Secretary of the Company holding office at the Plan effective date. The Compensation Committee of the Board, upon recommendation of management, shall have the discretion from time to time to designate individuals occupying other executive positions with the Company or an Affiliated Company as Executive Officers for purposes of the Plan.

         1.7. "Key Employee" means each employee of the company who may from time to time be designated as such for purposes of the Plan by and in the discretion of the Compensation Committee of the Board, upon recommendation of management.

         1.8. "Normal Retirement Date" means the first day of the calendar month coincident with or next following the date a Participant attains age 65.

         1.9. "Participant" means any individual who has been designated an Executive Officer, or Key Employee of the Company or an Affiliated Company for purposes of the Plan.

         1.10. "Plan" means the AAR CORP. Supplemental Key Employee Retirement Plan.

         1.11. "Plan Year" means the calendar year or any other 12 consecutive month period that constitutes the fiscal year of the Qualified Profit Sharing Plan.

         1.12. "Qualified Company Account" means the account maintained for a Participant under the Qualified Profit Sharing Account that is credited with Qualified Company Contributions.

         1.13. "Qualified Company Contribution" means the Company Contribution made by the Company or an Affiliated Company for the benefit of a Participant under and in accordance with the terms of the Qualified Profit Sharing Plan in any Plan Year.

         1.14. "Qualified Profit Sharing Account" means the account maintained for a

Participant under the Qualified Profit Sharing Plan that is credited with Qualified Profit Sharing Contributions.

         1.15. "Qualified Profit Sharing Contribution" means the Profit Sharing Contribution made by the Company or an Affiliated Company for the benefit of a Participant under and in accordance with the terms of the Qualified Profit Sharing Plan.

         1.16. "Qualified Profit Sharing Plan" means the AAR CORP. Employees' Profit Sharing Plan established effective June 1, 1965, as amended from time to time, and each successor or replacement plan.

         1.17. "Qualified Retirement Benefit" means the aggregate benefit payable to a Participant pursuant to the Qualified Retirement Plan, and all annuities provided with respect to the Participant under the Qualified Retirement Plan, by reason of his termination of employment with the Company and all Affiliated Companies for any reason other than death.

         1.18. "Qualified Retirement Plan" means the AAR CORP. Retirement Plan established effective August 1, 1988, as amended from time to time, and each successor or replacement plan.

         1.19. "Qualified Salary Deferral Account" means the account maintained for a Participant under the Qualified Profit Sharing Plan that is credited with Qualified Salary Deferral Contributions.

         1.20. "Qualified Salary Deferral Contribution" means the Salary Deferral Contribution made by the Company or an Affiliated Company for the benefit of a Participant under and in accordance with the terms of the Qualified Profit Sharing Plan in any Plan Year.

         1.21. "Qualified Surviving Spouse Benefit" means the aggregate benefit payable to the Surviving Spouse of a Participant pursuant to the Qualified Retirement Plan, and all annuities provided with respect to the Participant under the Qualified Retirement Plan, in the event of the death of the Participant at any time prior to the commencement of payment of his Qualified Retirement Benefit.

         1.22. "Supplemental Company Account" means the account maintained by the Company for a Participant under the Plan that is credited with Supplemental Company Contributions.

         1.23. "Supplemental Company Contribution" means the contribution made by the Company for the benefit of a Participant pursuant to Section 4.3 of the Plan in any Plan Year.

         1.24. "Supplemental Profit Sharing Account" means the account maintained by the Company for a Participant under the Plan that is credited with Supplemental Profit Sharing Contributions.

         1.25. "Supplemental Profit Sharing Contribution" means the contribution made by the Company for the benefit of a Participant pursuant to Section 4.4 of the Plan in any Plan Year.

         1.26. "Supplemental Retirement Benefit" means the benefit payable to a Participant pursuant to Section 3.1 or 3.2 of the Plan by reason of his termination of employment with the Company and all Affiliated Companies for any reason other than death.

         1.27. "Supplemental Salary Deferral Agreement" means a written agreement entered into by a Participant pursuant to the provisions of Section 4.2.

         1.28. "Supplemental Salary Deferral Account" means the account maintained by the Company for a Participant under the Plan that is credited with Supplemental Salary Deferral Contributions.

         1.29. "Supplemental Salary Deferral Contribution" means the contribution made by the Company for the benefit of a Participant pursuant to
Section 4.1 of the Plan in any Plan Year.

         1.30. "Supplemental Surviving Spouse Benefit" means the benefit payable to a Surviving Spouse pursuant to Section 3.3 of the Plan.

         1.31. "Surviving Spouse" means a person who is married to a Participant throughout the one year period ending on the date of his death.

         1.32. Except as otherwise provided in this Article I, all defined terms used in the Plan that are defined in the Qualified Retirement Plan or in the Qualified Profit Sharing Plan, as applicable, shall have the same meaning in the Plan as is set forth in the definition in the Qualified Retirement Plan or the Qualified Profit Sharing Plan.

         1.33. Words in the masculine gender shall include the feminine and the singular shall include the plural, and vice versa, unless qualified by the context. Any headings used herein are included for ease of reference only and are not to be construed so as to alter the terms hereof.

                                   ARTICLE II
                                   ELIGIBILITY

         2.1. EXECUTIVE OFFICERS. Each Executive Officer shall be a Participant in the Plan with respect to the Supplemental Retirement Benefit and Supplemental Surviving Spouse Benefit set forth in Sections 3.1 and 3.3, and the Supplemental Salary Deferral Contributions, the Supplemental Company Contributions and the Supplemental Profit Sharing Contributions set forth in
Article IV.

         2.2. KEY EMPLOYEES. Each Key Employee shall be a Participant in the Plan with respect to the Supplemental Retirement Benefit and the Supplemental Surviving Spouse Benefit set forth in Sections 3.2 and 3.3, and the Supplemental Salary Deferral Contributions, the Supplemental Company Contributions and the Supplemental Profit

Sharing Contributions set forth in Article IV.

                                   ARTICLE III
                       SUPPLEMENTAL RETIREMENT BENEFIT AND
                      SUPPLEMENTAL SURVIVING SPOUSE BENEFIT

         3.1. EXECUTIVE OFFICERS. Effective as of June 1, 1994, the Supplemental Retirement Benefit of an Executive Officer who is a Participant as described in Section 2.1, payable in the form of an annuity over the lifetime of the Participant or actuarial equivalent lump sum, commencing on his Normal Retirement Date, shall be a monthly amount equal to the difference between (a) and (b) below:

                  (a) The monthly amount of the Qualified Retirement Benefit to which the Participant would have been entitled under the Qualified Retirement Plan if (1) his Accrued Benefit earned under the Qualified Retirement Plan was based on 60% for the President and Chief Executive Officer and on 50% for all other Executive Officers (unless otherwise specified by the Compensation Committee at the time an individual is designated an Executive Officer participant), of Final Average Earnings, and (2) such Qualified Retirement Benefit was computed without giving effect to any limitations on benefits at any time imposed by any provision of the Code;

                                      LESS

                  (b) The monthly amount of the Qualified Retirement Benefit actually payable to the Participant under the Qualified Retirement Plan.

         The amounts described in (a) and (b) shall be computed as of the date of termination of employment of the Participant with the Company and all Affiliated Companies in the form of an annuity payable over the lifetime of the Participant only, commencing on his Normal Retirement Date.

         3.2. KEY EMPLOYEES. Effective as of June 1, 1994, the Supplemental Retirement Benefit of a Participant who is a Key Employee of the Company, payable in the form of an annuity over the lifetime of the Participant only, commencing on his Normal Retirement Date, shall be a monthly amount equal to the difference between (a) and (b) below:

                  (a) The monthly amount of the Qualified Retirement Benefit to which the Participant would have been entitled under the Qualified Retirement Plan if such Qualified Retirement Benefit was computed without giving effect to any limitations on benefits imposed by any provision of the Code;

                                      LESS

                  (b) The monthly amount of the Qualified Retirement Benefit actually payable to the Participant under the Qualified Retirement Plan.

         The amounts described in (a) and (b) shall be computed on the date of termination of employment of a Participant with the Company and all Affiliated Companies in the form of an annuity payable over the lifetime of the Participant only, commencing on his Normal Retirement Date. For purposes of calculating the Qualified Retirement Benefit under this subsection 3.2 only, any Key Employee Participant who was over the age of 55 on January 1, 2000 shall be deemed a "Grandfathered Participant as defined under the Qualified Plan."

         3.3. SUPPLEMENTAL SURVIVING SPOUSE BENEFITS. Effective as of June 1, 1994, if a Participant described in Section 2.2 or 2.3 dies prior to commencement of payment of his Qualified Retirement Benefit under circumstances in which a Qualified Surviving Spouse Benefit is payable to his Surviving Spouse, then a Supplemental Surviving Spouse Benefit is payable to his Surviving Spouse in a lump sum amount equal to the lump sum amount that would have been payable to the Participant at Normal Retirement Age, present dollar valued to the date of Participant's death, using the interest rate assumption then in effect under the AAR CORP. Retirement Plan. The Supplemental Surviving Spouse Benefit shall be paid to the Surviving Spouse within 45 days of the death of the Participant.

         3.4. FORM OF SUPPLEMENTAL RETIREMENT BENEFIT. The Supplemental Retirement Benefit payable to a Participant shall be paid in the same form under which the Qualified Retirement Benefit is payable to the Participant. The Participant's election under the Qualified Retirement Plan of any optional form of payment of his Qualified Retirement Benefit (with the valid consent of his Surviving Spouse where required under the Qualified Retirement Plan) shall also be applicable to the payment of his Supplemental Retirement Benefit. If paid in a lump sum, the lump sum amount shall be the actuarial value of the annuity benefit over the lifetime of the Participant based on the mortality and interest rate assumptions then in effect for the AAR CORP. Retirement Plan, present dollar valued to the date of payment.

         3.5. COMMENCEMENT OF SUPPLEMENTAL RETIREMENT BENEFIT. Payment of the Supplemental Retirement Benefit to a Participant shall commence on the same date as payment of the Qualified Retirement Benefit to the Participant commences. Any election under the Qualified Retirement Plan made by the Participant with respect to the commencement of payment of his Qualified Retirement Benefit shall also be applicable with respect to the commencement of payment of his Supplemental Retirement Benefit.

         3.6. APPROVAL OF COMPANY. Notwithstanding the provisions of Sections 3.4 and 3.5 above, an election made by the Participant under the Qualified Retirement Plan with respect to the form of payment of his Qualified Retirement Benefit (with the valid consent of his Surviving Spouse where required under the Qualified Retirement Plan), or the date for commencement of payment thereof, shall not be effective with respect to the form of payment or date for commencement of payment of his Supplemental Retirement Benefit hereunder unless such election is expressly approved in writing by the Company with respect to his Supplemental Retirement Benefit. If the Company shall not approve such election in writing, then the form of payment or date for commencement of payment of the Participant's Supplemental Retirement Benefit shall be selected by the Company in its sole discretion.

         3.7. EQUIVALENCIES. A Supplemental Retirement Benefit that is payable in any form other than an annuity over the lifetime of the Participant only, or that commences at any time prior to the Participant's Normal Retirement Date, shall be the equivalent of the Supplemental Retirement Benefit determined pursuant to Section 3.1 or 3.2 above, as applicable, based upon the same adjustments and assumptions as those specified in the Qualified Retirement Plan with respect to determination of the amount of the Qualified Retirement Benefit or the date for commencement of payment thereunder.

                                   ARTICLE IV
                           SUPPLEMENTAL CONTRIBUTIONS

         4.1. SUPPLEMENTAL SALARY DEFERRAL CONTRIBUTIONS. The Supplemental Salary Deferral Contribution to be made by the Company for the benefit of a Participant for any Plan Year shall be an amount equal to the difference between
(a) and (b) below:

                  (a) The Qualified Salary Deferral Contribution that would have been withheld and deposited to the Qualified Salary Deferral Account of the Participant for the Plan Year, as determined by the Salary Deferral Agreement between the Participant and the Company or an Affiliated Company in effect for such Year pursuant to the terms of the Qualified Profit Sharing Plan, without giving effect to any limitations imposed by the Code on the Qualified Profit Sharing Plan;

                                      LESS

                  (b) The amount of the Qualified Salary Deferral Contribution actually allocated to the Qualified Salary Deferral Account of the Participant for the Plan Year.

                  A Supplemental Salary Deferral Contribution made for the benefit of a Participant for any Plan Year shall be credited to a Supplemental Salary Deferral Account maintained under the Plan in the name of such Participant at the same time as Qualified Salary Deferral Contributions are made for such Plan Year.

         4.2. SUPPLEMENTAL SALARY DEFERRAL AGREEMENT. As a condition to the Company's obligation to make a Supplemental Salary Deferral Contribution for the benefit of a Participant pursuant to Section 4.1, the Participant must execute a Supplemental Salary Deferral Agreement in the form attached hereto. A Supplemental Salary Deferral Agreement shall be made at least thirty days prior to the effective date thereof and shall remain in full force and effect subsequently until revised or revoked by a Participant by written instrument delivered to the Committee at least 30 days prior to the date the revision or revocation is to become effective.

         4.3. SUPPLEMENTAL COMPANY CONTRIBUTIONS. The Supplemental Company Contribution to be made by the Company for the benefit of a Participant for any Plan Year shall be an amount equal to the difference between (a) and (b) below:

                  (a) The Qualified Company Contribution that would have been allocated to the Qualified Company Account of the Participant for the Plan Year without giving effect to any limitations imposed by the Code on the Qualified Profit Sharing Plan;

                                      LESS

                  (b) The amount of the Qualified Company Contribution actually allocated to the Qualified Company Account of the Participant for the Plan Year.

                  A Supplemental Company Contribution made for the benefit of a Participant for any Plan Year shall be credited to a Supplemental Company Account maintained under the Plan in the name of such Participant at the same time as Qualified Company Contributions are made for such Plan Year.

         4.4. SUPPLEMENTAL PROFIT SHARING CONTRIBUTIONS. The Supplemental Profit Sharing Contribution to be made by the Company for the benefit of a Participant for any Plan Year shall be an amount equal to the difference between
(a) and (b) below:

                  (a) The Qualified Profit Sharing Contribution that would have been allocated to the Qualified Profit Sharing Account of the Participant for the Plan Year without giving effect to any limitations imposed by the Code on the Qualified Profit Sharing Plan;

                                      LESS

                  (b) The amount of the Qualified Profit Sharing Contribution actually allocated to the Qualified Profit Sharing Account of the Participant for the Plan Year.

                  A Supplemental Profit Sharing Contribution made for the benefit of a Participant for any Plan Year shall be credited to a Supplemental Profit Sharing Account maintained under the Plan in the name of such Participant at the same time as Qualified Profit Sharing Contributions are made for such Plan Year.

         4.5.     INVESTMENT OF SUPPLEMENTAL CONTRIBUTIONS.

                  (a) INVESTMENTS. Amounts credited hereunder to the Supplemental Salary Deferral Account, Supplemental Company Account, and Supplemental Profit Sharing Account of a Participant shall be treated as if they were actually invested in various investment funds that are made available by the Committee from time to time and as are designated by each Participant pursuant to investment directions given to the Committee. Such Accounts shall be credited with earnings, gains and losses of the applicable investment funds on the last day of each calendar quarter or on such other date selected by the Committee. Investment directions shall be made by a Participant in specified multiples of 10%.

                  (b) INVESTMENT CHANGES. Each Participant shall have the right to direct the Committee to modify his investment directions made pursuant to paragraph (a) above with respect to amounts credited to his Supplemental Salary Deferral Account, Supplemental Company Account and Supplemental Profit Sharing Account after the date such modification direction becomes effective, in specified multiples of 10%. Each Participant shall also have the right to direct the Committee to change the investment directions made pursuant to paragraph (a) above with respect to amounts credited to his Accounts on the date such direction to change becomes effective, in specified multiples of 10%.

                  (c) EFFECTIVE DATE OF INVESTMENT DIRECTION. Any investment direction, or modification or change of an investment direction, made pursuant to paragraph (a) or (b) above, shall be effective as soon as practicable (and in any event not later than the first day of the month that occurs at least 30 days) after the date the applicable direction is given to the Committee. A modification or change of an investment direction made pursuant to paragraph (b) may, if required by an administrative rule promulgated by the Committee, be made only once in each calendar quarter.

                  In the event that the sponsor of the investment funds permits more frequent fund transfers than permitted above, or does not require written direction to authorize fund transactions, the Committee may waive or modify the requirements set forth in the preceding provisions of this Section as it deems appropriate.

                  (d) INVESTMENT FUNDS. Any investments made by the Company or by the Trustee of Trust Agreement No. 2 referred to in paragraph (f) below to conform to directions made by a Participant pursuant to this Section shall be in investment funds maintained in the name of the Company, or in the name of such Trustee, and no Participant shall at any time have any interest in the assets of any such investment fund.

                  (e) STATEMENT OF ACCOUNTS. A statement of accounts for each Participant, showing contributions, earnings, gains and losses and current balances of the Accounts provided for under this Article IV shall be provided to each Participant on not less than a quarterly basis.

                  (f) TRUST AGREEMENT NO. 2. Notwithstanding the preceding provisions of this Section, during the existence of Trust Agreement No. 2 referred to in the second paragraph of Section 8.2, the Company shall direct the Trustee of Trust Agreement No. 2 to invest and reinvest amounts to conform to directions made by a Participant pursuant to the preceding provisions of this Section 4.5. Directions shall be given by the Company to the Trustee of Trust Agreement No. 2 as soon as practicable after such directions are given to the Company by the Participant.

         4.6.     DISTRIBUTIONS.

                  (a) TERMINATION OF EMPLOYMENT PRIOR TO DEATH. Following termination of a Participant's employment with the Company and all Affiliated Companies for any reason other than death, a Participant shall receive a distribution of all amounts credited to his Supplemental Salary Deferral Account, his Supplemental Company Account, and his Supplemental Profit Sharing Account, including gains and losses credited in accordance with Section 4.5.

                  (b) DISTRIBUTION DUE TO DEATH. If a Participant dies before distribution to him of the full amount of his Supplemental Salary Deferral Account, his

         Supplemental Company Account and his Supplemental Profit Sharing Account, any remaining amount shall be distributed to his beneficiary designated under the Qualified Profit Sharing Plan. If a Participant has not designated a beneficiary under the Qualified Profit Sharing Plan, or if no designated beneficiary is living on the date of distribution hereunder, amounts distributable pursuant to this paragraph shall be distributed to those persons or entities entitled to receive distributions of the Participant's accounts under the Qualified Profit Sharing Plan.

                  (c) HARDSHIP DISTRIBUTION. A Participant shall be entitled to request a distribution from his Supplemental Salary Deferral Account, prior to his termination of employment with the Company and all Affiliated Companies, in order to satisfy a hardship as defined under the Qualified Profit Sharing Plan. The amount of a hardship distribution, and the procedures for requesting and receiving such a distribution, shall satisfy the requirements set forth in the Qualified Profit Sharing Plan with respect to a hardship distribution from his Qualified Salary Deferral Account. A request for a hardship distribution pursuant to this paragraph shall be made separate and apart from a request for a hardship distribution under the Qualified Profit Sharing Plan, and a request for a hardship distribution under the Qualified Profit Sharing Plan shall not automatically be deemed a request for a hardship distribution hereunder.

                  (d) TIME AND METHOD OF DISTRIBUTION. All amounts distributable under this Article IV to a Participant, or to his beneficiary in the event of his death, shall be distributed in the same manner and at the same time as is applicable to the distribution of the Participant's accounts under the Qualified Profit Sharing Plan following his termination of employment with the Company and all Affiliated Companies for any reason including death. Notwithstanding the preceding sentence, an election made by a Participant under the Qualified Profit Sharing Plan with respect to the form of distribution of his accounts thereunder following termination of employment, or the date for commencement of payment thereof, shall not be effective with respect to the form of payment or date for commencement of payment of his accounts pursuant to this Article IV, unless such election is expressly approved in writing by the Company. If the Company shall not approve such election in writing, the form of payment or date for commencement of payment under this Article shall be selected by the Company in its sole discretion. If a Participant does not elect a time or form of distribution under this Article, such distribution shall be made at the same time and in the same method as is applicable to distributions made with respect to his accounts under the Qualified Profit Sharing Plan. In no event may a Participant borrow amounts credited to the accounts maintained for him pursuant to this Article IV.

                                    ARTICLE V
                                   FORFEITURES

         5.1 FORFEITURE OF SUPPLEMENTAL RETIREMENT BENEFIT AND SUPPLEMENTAL SURVIVING SPOUSE BENEFIT. Notwithstanding any other provisions of the Plan, (i) if the employment of a Participant with the Company and all Affiliated Companies terminates due to Cause, or (ii) if a Participant during his employment with the Company and all

Affiliated Companies or at any time during the one year period after the termination of such employment, violates the covenant not to compete with the Company and its Affiliated Companies set forth in Section 5.3, all rights of the Participant and his Surviving Spouse to a Supplemental Retirement Benefit or a Supplemental Surviving Spouse Benefit, shall be forfeited and shall be retained by the Company free of any and all claims of the Participant, his Surviving Spouse or any other person claiming with respect to the Participant or his Surviving Spouse.

         5.2 TERMINATION FOR CAUSE. For purposes of this Section, a termination for Cause shall mean termination of a Participant's employment by the Company or any Affiliated Company because of (i) the Participant's conduct, involving theft, embezzlement or fraud, or (ii) the Participant's willful misconduct in the performance of his duties that materially injures the Company or any Affiliated Company, as determined by the Board.

         5.3 COVENANT NOT TO COMPETE. A Participant shall not, during the term of the Participant's employment with the Company and all Affiliated Companies, and for a period of one year thereafter, without the Company's express written consent, directly or indirectly, alone or as a member of a partnership, group, or joint stock venture, or as an employee, officer, director or stockholder of any corporation, or in any capacity (a) engage in any activity which is competitive with any of the businesses conducted by the Company or its Affiliated Companies from time to time or at any time during the Participant's term of employment, provided that the foregoing provision shall not be deemed to prohibit the Participant from purchasing for investment any securities or interest in any publicly-owned organization which is competitive with the business of the Company and its Affiliated Companies, so long as the Participant's investment in such organization does not exceed the lesser of one percent of its total outstanding equity securities or Two Hundred Fifty Thousand Dollars ($250,000); (b) solicit in connection with any activity which is competitive with any of the businesses of the Company and its Affiliated Companies, any customers or suppliers of the Company and its Affiliated Companies; (c) use the name "AAR" or any variant thereof; or (d) actively solicit, directly or indirectly, any employee or induce any customer or supplier of the Company or any of its Affiliated Companies to terminate or materially change such relationship.

         5.4 In the event of a termination of Participant's employment with the Company under circumstances which trigger Change in Control employment termination benefits under the change in control provisions of an employment agreement or severance and change in control agreement between the Participant and the Company, the provisions of subsections 5.1, 5.2 and 5.3 above shall be deemed waived by the Company and null and void.

                                   ARTICLE VI
                           ADMINISTRATION OF THE PLAN

         6.1. ADMINISTRATION BY THE COMMITTEE. The Committee shall be responsible for the general operation and administration of the Plan and for carrying out the provisions thereof.

         6.2. GENERAL POWERS OF ADMINISTRATION. All provisions set forth in the Qualified Retirement Plan with respect to the administrative powers and duties of the Committee, expenses of administration, and procedures for filing claims, shall also be applicable with respect to the Plan. The Committee shall be entitled to rely conclusively upon all tables, valuations, certificates, opinions and reports furnished by any actuary, accountant, controller, counsel or other person employed or engaged by the Committee with respect to the Plan.

                                   ARTICLE VII
                            AMENDMENT OR TERMINATION

         7.1. AMENDMENT OR TERMINATION. The Company intends the Plan to be permanent but reserves the right to amend or terminate the Plan when, in the sole opinion of the Company, such amendment or termination is advisable. Any such amendment or termination shall be made pursuant to a resolution of the Board and shall be effective as of the date of such resolution or such later date as the resolution may expressly state.

         7.2 EFFECT OF AMENDMENT OR TERMINATION. No amendment or termination of the Plan shall (i) directly or indirectly deprive any current or former Participant or Surviving Spouse of all or any portion of any Supplemental Retirement Benefit or Supplemental Surviving Spouse Benefit, the right to which has accrued prior to the effective date of such amendment or termination, or which would be payable if the Participant terminated employment for any reason, including death, on such effective date, or (ii) directly or indirectly reduce the balance of any Supplemental Salary Deferral Account, Supplemental Company Account or Supplemental Profit Sharing Account held hereunder as of the effective date of such amendment or termination. Upon termination of the Plan, distribution of Supplemental Retirement Benefits and Supplemental Surviving Spouse Benefits, and of amounts in Supplemental Salary Deferral Accounts, Supplemental Company Accounts and Supplemental Profit Sharing Accounts shall be made to Participants, their Surviving Spouses or beneficiaries in the manner and at the time described in Sections 3.4 through 3.8 and 4.6(d) of the Plan. No additional Supplemental Retirement Benefits or Supplemental Surviving Spouse Benefits shall be earned after termination of the Plan, and no additional credits of Supplemental Salary Reduction Contributions, Supplemental Company Contributions or Supplemental Profit Sharing Contributions shall be made to the accounts of Participants after termination of the Plan, but the Company shall continue to credit gains and losses to accounts pursuant to Section 4.5 until the balances of such accounts have been fully distributed to Participants or their beneficiaries.

         7.3 EFFECT OF A CHANGE IN CONTROL. Notwithstanding subsections 7.1 and 7.2 above, in the event of a Change in Control, (i) the SKERP shall continue in effect as to any Participant's or Participant's Surviving Spouse who is a Participant or Participant's Surviving Spouse immediately prior to a Change in Control, and (ii) no amendment to or termination of the Plan shall be effective as to any such Participant or Surviving Spouse to the extent the effect of such amendment or termination would be to reduce such Participant's or Participant's Surviving Spouse benefits or rights under the Plan from those available to Participant under the Plan immediately prior to any such amendment


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

or termination.

                                  ARTICLE VIII
                               GENERAL PROVISIONS

         8.1. PARTICIPANTS' RIGHTS UNSECURED. Except as set forth in Section 8.2, the Plan at all times shall be entirely unfunded and no provision shall at any time be made with respect to segregating any assets of the Company or an Affiliated Company for payment of any benefits hereunder. The right of a Participant or his Surviving Spouse or beneficiary to receive a benefit hereunder shall be an unsecured claim against the general assets of the Company, and neither the Participant nor a Surviving Spouse or beneficiary shall have any rights in or against any specific assets of the Company or any Affiliated Company. All amounts credited to Supplemental Salary Deferral Accounts, Supplemental Company Accounts and Supplemental Profit Sharing Accounts of Participants shall constitute general assets of the Company.

         8.2. TRUST AGREEMENT. Notwithstanding the provisions of Section 8.1, the Company, promptly after the Plan effective date, shall enter into a trust agreement ("Trust Agreement") with a bank or trust company (with a combined capital and surplus in excess of $100 million dollars), located in the Continental United States, as trustee, whereby the Company shall agree to contribute to a trust ("Trust") initially and annually thereafter, for the purpose of accumulating assets actuarially sufficient to satisfy accrued obligations to Participants and Surviving Spouses under Article III hereof, in the event of a Change in Control of the Company. The Trust Agreement shall obligate the Company to make contributions sufficient to satisfy the obligations to Participants, and Surviving Spouses under Article III hereof; provided, however, that such initial contribution shall be made within 10 days after the date the Board, in its discretion, deems a change in control of the Company likely to occur. The discretion of the Board shall be binding and conclusive with respect to the likelihood of a Change in Control of the Company to occur. Such Trust Agreement shall be substantially in the form of the model trust agreement set forth in Internal Revenue Service Revenue Procedure 92-64, or any subsequent Internal Revenue Service Revenue Procedure, and shall include provisions required in such model trust agreement that all assets of the Trust shall be subject to the creditors of the Company in the event of insolvency. Notwithstanding the provisions of Section 8.1, the Company on or as soon as practicable after January 1, 1996, shall enter into a Trust Agreement ("Trust Agreement No. 2") with a bank or trust company (with a combined capital and surplus in excess of $100,000,000) located in the continental United States as Trustee, whereby the Company shall agree to contribute to a trust ("Trust No. 2") initially and annually thereafter for the purpose of accumulating assets sufficient to provide for Supplemental Salary Deferral Contributions, Supplemental Company Contributions and Supplemental Profit Sharing Contributions with respect to Participants under Article IV hereof. Trust Agreement No. 2 shall be substantially in the form of the model trust agreement set forth in Internal Revenue Service Procedure 92-64, or any subsequent Internal Revenue Service Procedure, and shall include provisions required in such model trust agreement that all assets of Trust No. 2 shall be subject to the creditors of the Company in the event of insolvency. Trust Agreement No. 2 shall include such provisions as are applicable with respect to the investment and reinvestment of such Contributions pursuant to directions given by Participants to the Company and transmitted by the Company to the Trustee of Trust Agreement No. 2 pursuant to paragraph (f) of Section 4.5.

         8.3. GENERAL CONDITIONS. Except as otherwise expressly provided herein, all terms and conditions of the Qualified Retirement Plan applicable to a Qualified Retirement Benefit, or a Qualified Surviving Spouse Benefit, shall also be applicable to a Supplemental Retirement Benefit or a Supplemental Surviving Spouse Benefit payable hereunder, and all terms and conditions of the Qualified Profit Sharing Plan applicable to a Qualified Salary Deferral Contribution, a Qualified Company Contribution or a Qualified Profit Sharing Contribution shall also be applicable to a Supplemental Salary Deferral Contribution, Supplemental Company Contribution or Supplemental Profit Sharing Contribution to be made hereunder. Any Qualified Retirement Benefit or Qualified Surviving Spouse Benefit or any other benefit payable under the Qualified Retirement Plan shall be paid solely in accordance with the terms and conditions of the Qualified Retirement Plan, any Qualified Salary Deferral Contribution, Qualified Company Contribution or Qualified Profit Sharing Contribution, or any other contribution to be made under the Qualified Profit Sharing Plan shall be made solely in accordance with the terms and conditions of the Qualified Profit Sharing Plan, and nothing in this Plan shall operate or be construed in any way to modify, amend or affect the terms and provisions of the Qualified Retirement Plan or the Qualified Profit Sharing Plan.

         8.4. NO GUARANTY OF BENEFITS. Nothing contained in the Plan shall constitute a guaranty by the Company, any Affiliated Company, or any other person or entity that the assets of the Company or any Affiliated Company will be sufficient to pay any benefit hereunder. No Participant, Surviving Spouse or beneficiary shall have any right to receive a benefit or a distribution of contributions under the Plan except in accordance with the terms of the Plan.

         8.5 NO ENLARGEMENT OF EMPLOYEE RIGHTS. Establishment of the Plan shall not be construed to give any Participant the right to be retained in the service of the Company or any Affiliated Company.

         8.6. SPENDTHRIFT PROVISION. No interest of any person or entity in, or right to receive a distribution under, the Plan shall be subject in any manner to sale, transfer, assignment, pledge, attachment, garnishment, or other alienation or encumbrance of any kind; nor may such interest or right to receive a distribution be taken, either voluntarily or involuntarily for the satisfaction of the debts of, or other obligations or claims against, such person or entity, including claims for alimony, support, separate maintenance and claims in bankruptcy proceedings.

         8.7 APPLICABLE LAW. The Plan shall be construed and administered under the laws of the State of Illinois except to the extent preempted by federal law.

         8.8. SMALL BENEFITS. If the actuarial value of any Supplemental Retirement Benefit or Supplemental Surviving Spouse Benefit is less than $5,000, the Company may pay the actuarial value of such Benefit to the Participant or Surviving Spouse in a single lump sum in lieu of any further Benefit payments hereunder.

         8.9. INCAPACITY OF RECIPIENT. If any person entitled to a payment under the Plan is deemed by the Company to be incapable of personally receiving and giving a valid receipt for such payment, then, unless and until claim therefor shall have been made by a duly appointed guardian or other legal representative of such person, the Company may provide for such payment or any part thereof to be made to any other person or institution then contributing toward or providing for the care and maintenance of such person. Any such payment shall be a payment for the account of such person and a complete discharge of any liability of the Company and the Plan therefor.

         8.10. CORPORATE SUCCESSORS. The Plan shall be continued, following a transfer or sale of assets of the Company, or following the merger or consolidation of the Company into or with any other corporation or entity, by the transferee, purchaser or successor entity, unless the Plan has been terminated by the Company pursuant to the provisions of Article VII, prior to the effective date of such transaction.

         8.11. UNCLAIMED BENEFIT. Each Participant, Surviving Spouse or beneficiary shall keep the Company informed of his current address. The Company shall not be obligated to search for the whereabouts of any person. If the location of a Participant is not made known to the Company within three years after the date on which payment of the Participant's benefits under the Plan may first be made, payment may be made as though the Participant had died at the end of the three-year period. If, within one additional year after such three-year period has elapsed, or, within three years after the actual death of a Participant, the Company is unable to locate any Surviving Spouse or beneficiary of the Participant, then the Company shall have no further obligation to pay any benefit hereunder to such Participant, Surviving Spouse or beneficiary or any other person and such benefit shall be irrevocably forfeited.

         8.12. LIMITATIONS ON LIABILITY. Notwithstanding any of the preceding provisions of the Plan, none of the Company, any Affiliated Company, any member of the Committee, nor any individual acting as an employee or agent of the Company, any Affiliated Company or the Committee, shall be liable to any Participant, former Participant, Surviving Spouse or any other beneficiary or other person for any claim, loss, liability or expense incurred by such Participant, Surviving Spouse or other beneficiary or other person in connection with the Plan.

         IN WITNESS WHEREOF, this Plan has been executed this 4th day of May, 2000.

                                              AAR CORP.

                                              By /s/ David P. Storch
                                                --------------------------------

ATTEST:

/s/ Howard A. Pulsifer
---------------------------------


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